Exhibit 99.1

Warner Chilcott Announces Decision in Doryx Patent Litigation

DUBLIN, Ireland, April 30, 2012 – Warner Chilcott plc (Nasdaq:WCRX) today announced that the U.S. District Court for the District of New Jersey upheld the validity of the U.S. patent covering the Company’s DORYX 150 mg product (the “‘161 Patent”), but determined that neither Mylan Inc.’s (together with its affiliate Mylan Pharmaceuticals Inc., “Mylan”) nor Impax Pharmaceuticals, Inc.’s (“Impax”) proposed generic version of the DORYX 150 mg product infringed the ‘161 Patent. As a result of the Court’s ruling, the Company believes that Mylan has entered the market with its FDA approved generic equivalent of the Company’s DORYX 150 mg product. The Company is reviewing the Court’s decision, and intends to appeal the non-infringement determinations.

Warner Chilcott markets and sells DORYX, a tetracycline-class oral antibiotic, in the United States under a license agreement with Mayne Pharma International Pty. Ltd., which owns the ‘161 Patent. The DORYX 150 mg product currently represents all but a de minimis amount of the Company’s DORYX product net sales.

2012 Financial Guidance Update

In connection with the announcement of the Court’s non-infringement determinations, the Company expects to record an impairment charge in the range of $90 to $108 million related to its DORYX intangible asset, which had a book value of $111 million as of December 31, 2011. This charge is expected to materially reduce the Company’s 2012 GAAP net income. In addition, the Company is reviewing Mylan’s claims for damages resulting from the issuance of the temporary restraining order. An estimate of the range of potential loss, if any, resulting from such claims is not possible at this time.

The Company expects to include the impact of the DORYX impairment charge and update its revenue, adjusted cash net income and other items included in its full 2012 financial guidance when it reports its first quarter 2012 financial results on Friday, May 4, 2012.

References in this press release to “cash net income” mean the Company’s net income reported in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), adjusted for the after-tax effects of two non-cash items: amortization (including impairments, if any) of intangible assets and amortization (including write-offs, if any) of deferred loan costs related to our debt. “Adjusted CNI” represents “cash net income” as further adjusted to exclude certain after-tax impacts from the Western European restructuring.

The Company

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare, gastroenterology, dermatology and urology segments of the branded pharmaceuticals market, primarily in North America. We are a fully integrated Company with internal resources dedicated to the development, manufacturing and promotion of our products. WCRX-F

Forward Looking Statements

This press release contains forward-looking statements, including statements concerning our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness, including increases in the LIBOR rates on our variable-rate indebtedness above the applicable floor amounts; competitive factors in the industry in which we operate, including the approval and introduction of generic or branded products that compete with our products; our ability to protect our intellectual property; a delay in qualifying any of our manufacturing facilities that produce our products, production or regulatory problems with either our own manufacturing facilities or third party manufacturers or API suppliers upon whom we may rely for some of our products or other disruptions within our supply chain; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, and the continued consolidation of the distribution network through which we sell our products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; government regulation, including U.S. and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; adverse outcomes in our outstanding litigation or arbitration matters or an increase in the number of litigation matters to which we are subject; the loss of key senior management or scientific staff; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; and the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2011, and from time-to-time in our other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Company Contact:	Emily Hill Investor Relations 973-907-7084 Emily.Hill@wcrx.com